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                                                                    EXHIBIT 12.1

                     COMPUTER ASSOCIATES INTERNATIONAL INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

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                                                           NINE MONTHS
                                                              ENDED          FISCAL YEAR ENDED MARCH 31,
                                                          DECEMBER 31,       ----------------------------
                                                              1999              1999             1998
                                                          -------------      -----------      -----------
EARNINGS:
  Net income (loss) before income taxes.................    $  874,000       $1,010,000       $1,874,000
  Interest expense......................................       248,977          154,001          147,149
  Amortization of debt expense..........................         2,816            3,755            3,755
  Portion of rents representative of an interest
    factor..............................................        34,880           45,000           46,200
                                                            ----------       ----------       ----------
    Total earnings......................................    $1,160,673       $1,212,756       $2,071,104
                                                            ==========       ==========       ==========

FIXED CHARGES:
  Interest expense......................................    $  248,977       $  154,001       $  147,149
  Amortization of debt expense..........................         2,816            3,755            3,755
  Portion of rents representative of an interest
    factor..............................................        34,880           45,000           46,200
                                                            ----------       ----------       ----------
    Total fixed charges.................................    $  286,673       $  202,756       $  197,104
                                                            ==========       ==========       ==========

RATIO OF EARNINGS TO FIXED CHARGES......................          4.05             5.98            10.51
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